UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13582	51-0363307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 31, 2008, Speedway Motorsports, Inc. (the “Company”) issued a press release announcing the completion of its acquisition of Kentucky Speedway. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The acquisition was funded with available cash in the approximate amount of $63 million. The Company also will pay $7.5 million payable in sixty (60) monthly installments of $125,000 beginning thirty (30) days after closing, and a contingent payment of an additional $7.5 million (the “Contingent Payment”). The Contingent Payment would be paid in sixty (60) monthly installments of $125,000 beginning on the first day of the month following the satisfaction of specified conditions.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.
(Registrant)

Date: January 2, 2009	By:	/s/ William R. Brooks
William R. Brooks
Vice Chairman and Chief Financial Officer